Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253658 on Form S-8 of our report dated April 14, 2021 relating to the financial statements of Luminar Technologies, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

San Jose, California
April 14, 2021